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EXHIBIT 99B.2


OTHER PROPORTIONATE INFORMATION       U S WEST MEDIA GROUP
(UNAUDITED)

                                         Quarter Ended
                                            June 30,
                                                   1996       %
In thousands unless noted                1997   Pro forma   Change
----------------------------          --------- --------- ---------
 Cable & telecommunications
  Domestic
   Homes passed                        12,302    11,928       3.1
   Subscribers                          7,674     7,362       4.2
  International
   Homes passed                         2,774     1,864      48.8
   Subscribers                          1,199       919      30.5

 Wireless
  Domestic
   Cellular POPs-managed
    (millions)                           20.3      20.0       1.5
   Cellular subscribers                 2,073     1,557      33.1
   PCS POPs (millions)                   14.7      13.7       7.3
   PCS subscribers                         46         -        -
  International
   POPs (millions)                       77.3      60.7      27.3
   Subscribers                            760       370     105.4

 Directory & information svcs.
  Dex revenue per directory
    advertiser (whole dollars)         $2,254    $2,098       7.4


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The 1996 amounts are pro forma as if the Continental
Cablevision merger occurred January 1, 1996.













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